Exhibit 99.1
News Release

BOARDWALK ANNOUNCES FOURTH QUARTER 2013 RESULTS
AND ANNOUNCES QUARTERLY DISTRIBUTION OF $0.10 PER UNIT
HOUSTON, February 10, 2014 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.10 ($0.40 annualized) payable on February 27, 2014, to unitholders of record as of February 20, 2014. The reduction in the distribution will free up internally generated cash to help fund growth and reduce leverage in order to strengthen the balance sheet during the difficult market conditions impacting the Partnership.
Key items include:

•
As the Partnership has stated previously, and reaffirms, it has targeted an approximately 4:1 Debt to EBITDA ratio. The Partnership anticipates that the lower distribution amount will facilitate its ability to reduce leverage to the targeted level.

•	The Partnership does not anticipate the need to issue and sell additional limited partner units in 2014.

•
The parent of the general partner has offered to provide the Partnership with up to $300.0 million in subordinated debt if requested by the Partnership to fund 2014 growth and has expressed its willingness to offer financial support for the proposed Bluegrass Project should that project be approved.

The Partnership is forecasting distributable cash flow for the year ended December 31, 2014, to be approximately $400.0 million, reflecting a $158.6 million decrease from 2013. The decline in distributable cash flow is primarily due to continued, unfavorable market fundamentals negatively impacting the Partnership’s existing natural gas transportation and storage revenues. The Partnership anticipates an annualized $40.0 million reduction of revenues from 2014 firm transportation contract renewals and expirations. Additionally, the continued narrowing of the forward natural gas pricing curve, which is currently backwardated, is expected to reduce parking and lending and storage opportunities in 2014. The Partnership realized $56.0 million of distributable cash flow in 2013 from sales of storage gas and does not plan to sell storage gas in 2014.
Assuming the current distribution rate for each quarter for the remainder of the year, the distribution coverage ratio for 2014 is anticipated to be approximately four times coverage. Distributions will continue to be determined at the discretion of the Board of Directors of the Partnership’s general partner on a quarterly basis.
The results for the fourth quarter and year ended December 31, 2013, included the following items:

•
Operating revenues of $312.9 million for the quarter and $1,205.6 million for the year ended December 31, 2013, a 4% decrease and 2% increase from $325.7 million and $1,185.0 million in the comparable 2012 periods;

•
Net income attributable to controlling interests of $19.5 million for the quarter and $253.7 million for the year ended December 31, 2013, a 78% and 17% decrease from $90.1 million and $306.0 million in the comparable 2012 periods;

•	Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $129.6 million for the quarter and $688.7 million for the year ended December 31, 2013, a 34% and 5% decrease from $197.8 million and $726.5 million.

•
Distributable cash flow of $138.9 million for the quarter and $558.6 million for the year ended December 31, 2013, a 3% decrease and 12% increase from $142.7 million and $497.4 million in the comparable 2012 periods.

Compared with the fourth quarter of 2012, the Partnership’s results were impacted by lower transportation revenues of $13.3 million primarily due to contract expirations and contract renewals. Parking and lending and storage revenues were lower by $3.6 million due to decreased parking opportunities from a reduction in the level of, and volatility in, natural gas price spreads between time periods. Operating expenses were negatively impacted by a goodwill impairment charge of $51.5 million.
Operating results for the year were impacted by the revenue and expense factors discussed above, as well as a $29.9 million gain recognized on the sale of storage gas and the operating results of Boardwalk Louisiana Midstream (BLM), which was acquired on October 1, 2012.
Capital Program
Growth capital expenditures were $236.1 million and maintenance capital expenditures were $69.7 million for the year ended December 31, 2013.

Conference Call
The Partnership has scheduled a conference call for February 10, 2014, at 9:00 a.m. Eastern time to review the quarterly results, current market conditions and distribution amount. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 318-8619 for callers in the U.S. or (617) 399-5138 for callers outside the U.S. The PIN number to access the call is 17711429.

Replay
An online replay will be available on the Boardwalk website immediately following the call.

Non-GAAP Financial Measures - Adjusted EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including Adjusted EBITDA and Distributable Cash Flow. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the midstream portion of the natural gas and natural gas liquids industry. Distributable Cash Flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements to assess the Partnership's ability to make cash distributions to its unitholders and general partner.

Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA and Distributable Cash Flow are not necessarily comparable to similarly titled measures of another company.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that provides transportation, storage, gathering and processing of natural gas and liquids for its customers. Boardwalk and its subsidiaries own and operate approximately 14,450 miles of natural gas and liquids pipelines and underground storage caverns with an aggregate working gas capacity of approximately 207 billion cubic feet and liquids capacity of approximately 18 million barrels. Boardwalk is a subsidiary of Loews Corporation (NYSE: L), which holds 53% of Boardwalk's equity, excluding incentive distribution rights. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

Forward-Looking Statements
This press release contains forward-looking statements relating to expectations, plans or prospects for Boardwalk Pipeline Partners, LP and its subsidiaries, including, among others, with respect to the Partnership’s future revenues from transportation and storage services, including parking and lending, sales of storage gas, distributable cash flow and distributions to unit holders. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These and other risks and uncertainties concerning Boardwalk are described in its filings with the U.S. Securities and Exchange Commission, which are available on Boardwalk's website at http://www.bwpmlp.com or on the SEC's website at http://www.sec.gov.

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Operating Revenues:
Transportation	$268.1	$284.6	$1,028.0	$1,058.3
Parking and lending	4.0	7.9	23.9	28.0
Storage	28.0	27.7	110.9	84.7
Other	12.8	5.5	42.8	14.0
Total operating revenues	312.9	325.7	1,205.6	1,185.0

Operating Costs and Expenses:
Fuel and transportation	24.8	27.5	93.4	79.4
Operation and maintenance	55.5	47.6	186.5	167.2
Administrative and general	28.0	30.2	117.4	115.3
Depreciation and amortization	68.8	67.5	271.6	252.3
Asset impairment	2.9	0.9	4.1	9.1
Goodwill impairment	51.5	—	51.5	—
Net gain on disposal of operating assets	(0.3)	(0.2)	(29.5)	(3.3)
Taxes other than income taxes	23.2	22.0	96.1	91.2
Total operating costs and expenses	254.4	195.5	791.1	711.2

Operating income	58.5	130.2	414.5	473.8

Other Deductions (Income):
Interest expense	41.2	39.5	163.4	161.5
Interest expense – affiliates	—	0.9	—	6.9
Interest income	(0.1)	(0.3)	(0.5)	(0.7)
Equity losses in unconsolidated affiliates	0.6	—	1.2	—
Miscellaneous other income, net	(0.1)	(0.1)	(0.3)	(0.4)
Total other deductions	41.6	40.0	163.8	167.3

Income before income taxes	16.9	90.2	250.7	306.5

Income taxes	0.2	0.1	0.5	0.5

Net Income	16.7	90.1	250.2	306.0
Net loss attributable to noncontrolling interests	(2.8)	—	(3.5)	—
Net income attributable to controlling interests	$19.5	$90.1	$253.7	$306.0

Net Income per Unit:
Basic net income per unit:
Common units	$0.08	$0.38	$1.00	$1.37
Class B units	$(0.02)	$0.14	$0.05	$0.36
Weighted-average number of units outstanding - basic:
Common units	241.2	207.4	220.5	191.9
Class B units	2.0	22.9	17.6	22.9
Diluted net income per unit:
Common units	$0.08	$0.38	$0.96	$1.37
Class B units	$—	$0.14	$0.48	$0.36
Weighted-average number of units outstanding - diluted:
Common units	243.2	207.4	226.8	191.9
Class B units	—	22.9	11.3	22.9
Cash distribution declared and paid to common units	$0.5325	$0.5325	$2.13	$2.1275
Cash distribution declared and paid to class B units	$—	$0.30	$0.90	$1.20

The following table presents a reconciliation of the Partnership's Adjusted EBITDA and Distributable Cash Flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Net income attributable to controlling interests	$19.5	$90.1	$253.7	$306.0
Income taxes	0.2	0.1	0.5	0.5
Depreciation and amortization	68.8	67.5	271.6	252.3
Interest expense	41.2	40.4	163.4	168.4
Interest income	(0.1)	(0.3)	(0.5)	(0.7)
Adjusted EBITDA	129.6	197.8	688.7	726.5
Less:
Cash paid for interest, net of capitalized interest (1)	24.1	27.5	151.0	169.8
Maintenance capital expenditures	32.8	28.5	69.7	79.8
Add:
Proceeds from insurance recoveries and settlements (2)	—	—	—	9.2
Proceeds from sale of operating assets	12.1	0.3	60.7	5.9
Net gain on sale of operating assets	(0.3)	(0.2)	(29.5)	(3.3)
Asset impairment	2.9	0.9	4.1	9.1
Goodwill impairment	51.5	—	51.5	—
Other (3)	—	(0.1)	3.8	(0.4)
Distributable Cash Flow	$138.9	$142.7	$558.6	$497.4

(1)	The year ended December 31, 2012, includes payments of $9.6 million related to the early settlement of an interest rate swap and the settlements of treasury rate locks.

(2)	The year ended December 31, 2012 represents insurance recoveries associated with the Carthage compressor fire and a legal settlement, but excludes proceeds recognized in earnings.

(3)	The year ended December 31, 2013, includes ethylene inventory that was acquired through the acquisition of BLM that was subsequently sold. All periods presented include other non-cash items.

The following table presents a reconciliation of the Partnership's Forecasted Adjusted EBITDA and Forecasted Distributable Cash Flow to its net income, the most directly comparable GAAP financial measure, for 2014 (in millions):

2014 Forecast
Net income attributable to controlling interests	$210.0
Depreciation and amortization	280.0
Interest expense, net	160.0
Adjusted EBITDA	650.0
Less:
Cash paid for interest, net of capitalized interest	160.0
Maintenance capital expenditures	90.0
Distributable Cash Flow	$400.0

BOARDWALK PIPELINE PARTNERS, LP
NET INCOME PER UNIT RECONCILIATION
(Unaudited)

Basic net income per unit is calculated based on the weighted average number of units outstanding for the period. Diluted net income per unit is calculated assuming that the class B units converted on the date that they became convertible, or July 1, 2013. The class B units converted to common units on a one-for-one basis pursuant to the terms of the Partnership agreement.

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing basic and diluted net income per unit for the three months ended December 31, 2013, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$16.7
Less: Net loss attributable to noncontrolling interests	(2.8)
Net income attributable to controlling interests	19.5
Declared distribution	24.8	$24.3	$—	$0.5
Assumed allocation of undistributed net loss - basic	(5.3)	(5.1)	(0.1)	(0.1)
Assumed allocation of net income attributable to limited partner unitholders and general partner - basic	$19.5	$19.2	$(0.1)	$0.4
Allocation for diluted earnings per unit		—	—
Assumed allocation of net income attributable to limited partner unitholders and general partner - diluted	$19.5	$19.2	$(0.1)	$0.4
Weighted-average units outstanding - basic		241.2	2.0
Weighted-average units outstanding - diluted		243.2	—
Net income per unit - basic		$0.08	$(0.02)
Net income per unit - diluted		$0.08	$—

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended December 31, 2012, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$90.1
Less: Net loss attributable to predecessor equity	(1.5)
Net income attributable to controlling interests	91.6
Declared distribution	128.2	$110.6	$6.9	$10.7
Assumed allocation of undistributed net loss	(36.6)	(32.3)	(3.6)	(0.7)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$91.6	$78.3	$3.3	$10.0
Weighted-average units outstanding		207.4	22.9
Net income per unit		$0.38	$0.14

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing basic and diluted net income per unit for the year ended December 31, 2013, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$250.2
Less: Net loss attributable to noncontrolling interests	(3.5)
Net income attributable to controlling interests	253.7
Declared distribution	430.5	$381.8	$13.7	$35.0
Assumed allocation of undistributed net loss - basic	(176.8)	(160.5)	(12.8)	(3.5)
Assumed allocation of net income attributable to limited partner unitholders and general partner - basic	$253.7	$221.3	$0.9	$31.5
Allocation for diluted earnings per unit		(4.6)	4.6
Assumed allocation of net income attributable to limited partner unitholders and general partner - diluted	$253.7	$216.7	$5.5	$31.5
Weighted-average units outstanding - basic		220.5	17.6
Weighted-average units outstanding - diluted		226.8	11.3
Net income per unit - basic		$1.00	$0.05
Net income per unit - diluted		$0.96	$0.48

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the year ended December 31, 2012, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$306.0
Less: Net loss attributable to predecessor equity	(2.2)
Net income attributable to controlling interests	308.2
Declared distribution	493.1	$424.3	$27.5	$41.3
Assumed allocation of undistributed net loss	(184.9)	(162.0)	(19.2)	(3.7)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$308.2	$262.3	$8.3	$37.6
Weighted-average units outstanding		191.9	22.9
Net income per unit		$1.37	$0.36

SOURCE:    Boardwalk Pipeline Partners, LP

INVESTOR CONTACTS:
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
ir@bwpmlp.com
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer

MEDIA CONTACT:
Joe Hollier, 713-479-8670
Manager of Corporate Communications
joe.hollier@bwpmlp.com